NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE


CONTACT:
Elizabeth Goode, Director Marketing
(661) 295-5600, ext. 2632
goodee@3dsystems.com

Trudy Self, Investor Relations
Self & Associates
(909) 336-5685
tmself@aol.com


      3D SYSTEMS ANNOUNCES APPOINTMENT OF FRED R. JONES AS VP AND CFO
       AND ROBERT M. GRACE, JR. AS VP, GENERAL COUNSEL AND SECRETARY

     VALENCIA, Calif., December 29, 2003 - 3D Systems Corp. (Nasdaq:TDSC) announced today that it has named Fred R. Jones vice president and chief financial officer effective immediately.

     "We are very pleased that Fred Jones has joined 3D Systems as chief financial officer," said Abe Reichental, 3D Systems' president and chief executive officer. "Fred has built strong financial operations' teams, managed financial aspects of major mergers and acquisitions, added focus to return on capital and provided strong credibility with capital market participants. His demonstrated leadership and strategic skills in financial matters, extensive experience in working as a senior financial executive with major publicly held companies, and his recent experience implementing internal control programs mandated by the Sarbanes-Oxley legislation are exactly what 3D Systems needs to support the execution of our business strategy and to provide the highest degree of integrity in our financial reporting."

     Jones brings to 3D Systems a strong finance background, having provided CFO services through his own consulting firm and having previously served as chief financial officer for two NYSE-listed firms: Thomas & Betts Corporation (NYSE:TNB) and Joy Technologies, Inc. He also served as president of ABB Financial Services, Inc. following


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

3D SYSTEMS ANNOUNCES APPOINTMENT OF FRED R. JONES AS VP AND CFO
AND  ROBERT M. GRACE, JR. AS VP, GENERAL COUNSEL AND SECRETARY
2-2-2

ABB's acquisition of Combustion Engineering, Inc., where he was treasurer. He previously held finance positions at The Penn Central Corporation and The First National Bank of Chicago.

     Jones holds a bachelor's degree in computer science from the University of Missouri at Rolla and an MBA in finance from Stanford University.

     The Company also announced that Robert M. Grace, Jr. has joined the Company as Vice President, General Counsel and Secretary.

     Grace formerly worked at Sealed Air Corporation (NYSE:SEE) for more than 22 years where he held the positions of General Counsel and Secretary and more recently Special Counsel in charge of all legal aspects of M&A and financing activities.

     Grace graduated from Williams College in 1969 with highest honors in Economics and from Columbia University Law School in New York City in 1972 where he was a Harlan Fiske Stone Scholar. He is a member of the New York Bar and of numerous organizations involved with corporate law practice, including the American Society of Corporate Secretaries, the American Bar Association, the International Bar Association, the Corporate Counsel Association and the New York State Bar Association.

     "Having had the privilege of working with Bob for more than 20 years, I was very pleased that he chose to join me as a critical player in our new management team," said Abe Reichental. "I am confident that I can rely on his exceptional talents and capabilities to help our Company meet the challenges and develop the opportunities ahead."

     ABOUT 3D SYSTEMS

     Founded in 1986, 3D Systems(R), the solid imaging companySM, provides solid imaging products and systems solutions that reduce the time and cost of designing products and facilitate direct and indirect manufacturing. Its systems utilize patented proprietary technologies to create physical objects from digital input that can be used in design communication, prototyping, and as functional end-use parts.

     3D Systems offers a wide range of imaging, communication rapid prototyping and on demand manufacturing systems including the MJM product line (InVision(TM) 3-D printer and ThermoJet(R) solid object printer), SLA(R) (stereolithography)

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


3D SYSTEMS ANNOUNCES APPOINTMENT OF FRED R. JONES AS VP AND CFO
AND  ROBERT M. GRACE, JR. AS VP, GENERAL COUNSEL AND SECRETARY
3-3-3

systems, SLS(R) (selective laser sintering) systems, and Accura(R) materials (including photopolymers, metals, nylons, engineering plastics, and thermoplastics).

     More information on the company is available at www.3dsystems.com, or by phoning 888/337-9786, or 661/295-5600 ext. 2882 internationally, or email moreinfo@3dsystems.com.

Certain statements in this news release may include forward-looking statements that express the expectation, prediction, belief or projection of 3D Systems. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievement of 3D Systems to be materially and adversely different from any future results, performance or achievement expressed or implied by these forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to; disruption caused by the reconfiguration of the management team; the funding of additional amounts of capital adequate to provide for the working capital needs of the Company; the outcome of pending litigation and regulatory matters, actions of competitors and customers; the Company's ability to successfully design and produce new products; customer acceptance of new products; the Company's ability to enter into successful relationships with new customers to fully exploit its products; the Company's ability to successfully implement all elements of its restructuring and cost savings program, and such other factors as are described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to update any forward-looking statements.

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